TRONC, INC.
2014 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made by and between tronc, Inc., a Delaware corporation (the “Company”), and the director whose name is set forth below (the “Participant”), and is dated as of __________, 20__) (the “Date of Grant”). Pursuant to this Agreement, the Company hereby grants to the Participant a Restricted Stock Award (“Award”) with respect to shares of Common Stock (“Common Stock”) of the Company. The Award is subject to all of the terms and conditions set forth in this Agreement as well as all of the terms and conditions of the tronc, Inc. 2014 Omnibus Incentive Plan (as amended from time to time in accordance with the terms thereof, the “Plan”). Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

Participant:	[NAME]
Number of Shares of Common Stock Subject to the Award (“Restricted Stock”):	[•]

1.	[VESTING SCHEDULE; RESTRICTED PERIOD.]
2.Non-Transferability. No unvested Restricted Stock may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the Restricted Stock as provided herein, unless and until the Restricted Stock vests in accordance with the provisions hereof. Any purported transfer in violation of the preceding sentence shall be void.
3.Voting: Dividends and Other Distributions. The Participant shall have full voting rights with respect to the Restricted Stock granted hereunder until and unless such Restricted Stock is forfeited. The Participant shall be entitled to receive all dividends and other distributions, if any, paid with respect to the Restricted Stock, provided that any such dividends or other distributions will be subject to the same vesting requirements as the underlying Restricted Stock and shall be paid at the time the underlying Restricted Stock becomes vested pursuant to Section 1 hereof. The dividends credited hereunder shall accumulate, without interest, and be paid in cash at the time the corresponding Restricted Stock vests, or shall be forfeited at the time the corresponding Restricted Stock is forfeited. If any dividends or distributions are paid in Common Stock, the Common Stock shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they are paid.
4.Section 83(b) Election for Restricted Stock. The Participant understands that the Participant may elect under Section 83(b) of the Code to be taxed at the time the Restricted Stock is acquired, rather than when and as the Restricted Stock cease to be subject to the forfeiture restrictions. Such election (an “83(b) Election”) must be filed with the Internal Revenue Service within 30 days from the Grant Date of the Restricted Stock. The Participant understands that (a) the Participant will not be entitled to a deduction for any ordinary income previously recognized as a result of the 83(b) Election if the Restricted Stock is subsequently forfeited to the Company, and (b) the 83(b) Election may cause the Participant to recognize more ordinary income than the Participant would have otherwise recognized if the value of the Restricted Stock subsequently declines. If the Participant timely elects under Section 83(b) of the Code to include the fair market value on the Date of Grant of the Restricted Stock in the Participant’s income for the year, Participant agrees to give prompt written notice of such election to the Company. The Participant acknowledges that the foregoing is only a summary of the federal income tax laws that apply to the Restricted Stock under this Agreement and does not purport to be complete. The Participant further acknowledges that the Company has directed the Participant to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which the Participant may reside, and the tax consequences of the Participant’s death.
5.Book Entry Registration of Restricted Stock. The Company will issue the Restricted Stock by registering the Restricted Stock in book entry form with the Company’s transfer agent in the Participant’s name with the applicable restrictions noted in the records of the Company’s transfer agent in the book entry system. If any portion of the Restricted Stock is forfeited, the forfeited portion of the Restricted Stock will be transferred to the Company.
6.General.
(a)Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Award, the Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that this Agreement does not create any contractual or other right to receive future grants of Restricted Stock or any other Award; (iii) that participation in the Plan is voluntary; (iv) that the value of the Restricted Stock is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (v) that the future value of the Common Stock is unknown and cannot be predicted with certainty.
(b)No Rights to Continued Service. Neither this Agreement nor any action taken hereunder shall be construed as giving the Participant any right to be retained as a director or otherwise in the service of the Company or any of its Affiliates.
(c)Delivery of Documents. The Participant agrees that the Company may deliver by email all notices and documents relating to the Plan or the Award (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). The Participant also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Participant by email or such other reasonable manner as then determined by the Company.
(d)Confidentiality. The Participant acknowledges having read and understood the Company’s policies on confidentiality as set forth in the Company’s Code of Ethics and Business Conduct and the Policy on Trading in Securities (collectively, the “Confidentiality Policies”) and hereby agrees that during the Participant’s service with the Company and its Affiliates and any time thereafter, the Participant will continue to abide by the terms of the Confidentiality Policies, including with respect to any materials or information received in connection with the Award.
(e)Data Privacy Consent. As a condition of the grant of the Award, the Participant consents to the collection, use and transfer of personal data as described in this paragraph. The Participant understands that the Company and its Affiliates hold certain personal information about the Participant, including his or her name, home address and telephone number, date of birth, social security number, compensation, nationality, title, ownership interests or directorships held in the Company or its Affiliates, and details of all Awards awarded, cancelled, exercised, vested or unvested (“Data”). The Participant further understands that the Company and its Affiliates will transfer Data amongst themselves as necessary for the purposes of implementation, administration and management of the Participant’s participation in the Plan, and that the Company and any of its Affiliates may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan.
(f)Entire Agreement, etc. Except as otherwise provided by an applicable agreement between the Participant and the Company or an Affiliate, this Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations, and negotiations in respect thereto. No change, modification, or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the Company and the Participant. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Committee. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.
(g)Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
Acceptance of Agreement. The Participant has indicated his or her consent and acknowledgment of the terms of this Agreement and the Plan by executing this Agreement pursuant to the instructions provided to the Participant by or on behalf of the Company. The Participant acknowledges receipt of the Plan, and as an express condition to the grant of the Award under the Agreement, agrees to be bound by the terms of both this Agreement and the Plan. The Participant and the Company hereby expressly agree that the use of electronic media to indicate confirmation, consent, signature, acceptance, agreement and delivery shall be legally valid and have the same legal force and effect as if the Participant and the Company executed this Agreement in p